Exhibit 10.2

YERBAE BRANDS CORP.

(the “Company”)

EQUITY INCENTIVE PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE OF THIS PLAN

1.1	Purpose

The purpose of this equity incentive plan (the “Plan”) is to promote the long-term success of the Company and the creation of shareholder value by: (i) encouraging the attraction and retention of Eligible Persons; (ii) encouraging such Eligible Persons to focus on critical long- term objectives; and (iii) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company.

SECTION 2

DEFINITIONS

2.1	Definitions

As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Award” means any award of Options, RSUs, PSUs or DSUs granted under this Plan;

(b)	“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(c)	“Blackout Period” means a period of time during which the Company prohibits Participants from exercising, redeeming or settling an Award due to the existence of undisclosed material information and pursuant to a formal notice provided by the Company under a trading policy, which Blackout Period must expire promptly following general disclosure of the undisclosed material information;

(d)	“Board” means the board of directors of the Company or, if the context permits, any of its Subsidiaries, as applicable;

(e)	“Cashless Exercise Right” has the meaning ascribed thereto in section 5.1(m);

(f)	“Change of Control” means the acquisition by any person or by any person and a joint actor, whether directly or indirectly, of voting securities (as such terms are interpreted in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a person “acting jointly or in concert” with another person, as that phrase is interpreted in National Instrument 62-103, totals for the first time not less than fifty (50%) percent of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board;

(g)	“Company” means Yerbaé Brands Corp., a company incorporated under the Business Corporations Act (British Columbia), and any of its successors or assigns;

(h)	“Consultant” means a Person (other than a Director, Officer or Employee) that:

(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or any Subsidiary of the Company, other than services provided in relation to a distribution (as defined in the Securities Act);

(ii)	provides the services under a written contract between the Company or any of its Subsidiaries and the Person, as the case may be; and

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time on the affairs and business of the Company or any of its Subsidiaries; and includes:

(iv)	for a Person that is an individual, a corporation of which such individual is the sole shareholder;

(i)	“Deferred Share Unit” or “DSU” means a right granted to a Participant, as compensation for employment or consulting services or services as a Director or Officer, to receive, for no additional cash consideration, securities of the Company on a deferred basis upon specified vesting criteria being satisfied, all as provided in Section 5.4 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement, and which may be paid in cash and/or Shares;

(j)	“Determination Date” means a date determined by the Board in its sole discretion but not later than 90 days after the expiry of a Performance Cycle;

(k)	“Director” means a member of the Company’s Board or the Board of any of its Subsidiaries;

(l)	“Discounted Market Price” means the Market Price less the discount set forth below, subject to a minimum price of $0.10:

Closing Price	Discount
up to $0.50	25%
$0.51 to $2.00	20%
above $2.00	15%

(m)	“Disability” means any medical condition which qualifies a Participant for benefits under a long-term disability plan of the Company or Subsidiary;

(n)	“Effective Date” has the meaning ascribed thereto in Section 8;

(o)	“Election Form” means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(p)	“Eligible Person”, when used in connection with Options, means Officers, Directors, Employees, Management Company Employees and Consultants of the Company or any of its Subsidiaries but, when used in connection with PSUs, RSUs or DSUs, means only Officers, Directors, Employees, Management Company Employees and Consultants of the Company or any of its Subsidiaries that do not perform Investor Relations Activities;

(q)	“Employee” means:

(i)	an individual who is considered an employee of the Company or any of its Subsidiaries under the Income Tax Act (Canada) and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source, or, with respect to U.S. Participants, an individual considered an employee of the Company or any of its Subsidiaries under title 26 of the Code of Federal Regulations (26 CFR §31.3401(c)-1), or equivalent legislation in the jurisdiction where the employee works, and for whom income tax, employment insurance, and similar deductions must be made at source;

(ii)	an individual who works full-time for the Company or any of its Subsidiaries providing services normally provided by an employee and who is subject to the same control and direction by the Company or any of its Subsidiaries over the details and methods of work as an employee of the Company or any of its Subsidiaries, as the case may be, but for whom income tax deductions are not made at source; or

(iii)	an individual who works for the Company or any of its Subsidiaries on a continuing and regular basis for a minimum amount of time per week acceptable to the Exchange, who provides services normally provided by an employee and is subject to the same control and direction by the Company or its Subsidiary over the details and methods of work as an employee of the Company or any of its Subsidiaries, as the case may be, but for whom income tax deductions are not made at source;

(r)	“Exchange” means the TSX Venture Exchange, or such other exchange upon which the Shares of the Company may become listed for trading;

(s)	“Fees” means the annual Board retainer, chair fees, meeting attendance fees or any other fees payable to a Director;

(t)	“Grant Date” means, for any Award, the date specified by the Board as the grant date at the time it grants the Award or, if no such date is specified, the date upon which the Award was actually granted;

(u)	“Insider” has the meaning attributed to it in the Securities Act;

(v)	“Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

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(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company:

(A)	to promote the sale of products or services of the Company; or

(B)	to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii)	activities or communications necessary to comply with the requirements of:

(A)	applicable securities laws; or

(B)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A)	the communication is only through the newspaper, magazine or publication; and

(B)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange;

(w)	“Investor Relations Service Provider” includes any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities

(x)	“ISO” means an Option that is granted to a U.S. Participant intended to constitute an incentive stock option within the meaning of Section 422 of the U.S. Tax Code, as described in Section 5.1(n);

(y)	“Management Company Employee” means an individual employed by a company providing management services to the Company, which services are required for the ongoing successful operation of the Company’s business enterprise;

(z)	“Market Price” means, subject to the exceptions prescribed by the Exchange from time to time, the last closing price of the Company’s shares before the issuance of the required news release disclosing the grant of Awards (but, if the policies of the Exchange provide an exception to such news release, then the last closing price of the Company’s shares before the Grant Date);

(aa)	“Market Unit Price” means the greater of the value of a Share determined by reference to the five-day volume-weighted average closing price of a Share for the five Trading Day period immediately preceding the relevant date and the Discount Market Price;

(bb)	“Officer” means an officer (as defined in the Securities Act or, where the Securities Act does not apply, by other applicable securities laws) of the Company or any of its Subsidiaries;

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(cc)	“Option” means incentive share purchase options entitling the holder thereof to purchase Shares at a specified price for a specified period of time, and includes an ISO;

(dd)	“Participant” means any Eligible Person to whom Awards under this Plan are granted;

(ee)	“Participant’s Account” means a notional account maintained for each Participant’s participation in this Plan which will show any RSUs, PSUs and/or DSUs credited to a Participant from time to time;

(ff)	“Performance-Based Award” means, collectively or as applicable, Performance Share Units, Restricted Share Units and Deferred Share Units;

(gg)	“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or financial performance of the Company and its Subsidiaries, and that are to be used to determine the vesting of Performance Share Units;

(hh)	“Performance Cycle” means the applicable performance cycle of the Performance Share Units as may be specified by the Board in the applicable Award Agreement;

(ii)	“Performance Share Unit” or “PSU” means a right awarded to a Participant, as compensation for employment or consulting services or services as a Director or Officer, to receive, for no additional cash consideration, securities of the Company upon specified vesting criteria being satisfied, all as provided in Section 5.3 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement, and which may be paid in cash and/or Shares;

(jj)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(kk)	“PSU Deferral Notice” has the meaning ascribed thereto in Section 5.3(d); (ll) “PSU Deferral Period” has the meaning ascribed thereto in Section 5.3(d);

(mm)	“Restriction Period” means the time period between the Grant Date and the Vesting Date of an Award of Restricted Share Units specified by the Board in the applicable Award Agreement, which period shall be no less than 12 months;

(nn)	“Restricted Share Unit” or “RSU” means a right awarded to a Participant, as compensation for employment or consulting services or services as a Director or Officer, to receive for no additional cash consideration, securities of the Company upon specified vesting criteria being satisfied, all as provided in Section 5.2 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement, and which may be paid in cash and/or Shares;

(oo)	‘‘Retirement” means retirement from active employment with the Company or a Subsidiary with the consent of an officer of the Company or the Subsidiary, and more particularly, for U.S. Participants, means Separation from Service, other than due to death or by action of the Company for cause (including if the Company determines after the date of the Separation from Service that it could have terminated the U.S. Participant for cause), after the U.S. Participant has attained either age 65 or age 55 with at least 10 years of service with the Company;

(pp)	“RSU Deferral Notice” has the meaning ascribed thereto in Section 5.2(d); (qq) “RSU Deferral Period” has the meaning ascribed thereto in Section 5.2(d);

(rr)	“Securities Act” means the Securities Act (British Columbia), as amended, from time to time;

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(ss)	“Security-Based Compensation Arrangement” shall have the meaning ascribed thereto in the rules and policies of the Exchange, or in the event that such term is not defined in the rules and policies of the Exchange, shall mean a stock option plan, including the Option Plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, officers, Insiders, service providers or Consultants of the Company or a Subsidiary, including a share purchase from treasury by a full-time employee, officer, Insider, service provider or Consultant which is financially assisted by the Company or a Subsidiary by way of loan, guarantee or otherwise;

(tt)	“Separation from Service” has, with respect to a U.S. Participant, the meaning set forth in Section 409A of the U.S. Tax Code.

(uu)	“Shares” means the common shares of the Company;

(x)	“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

(ww)	“Termination Date” means, as applicable:

(i)	in the event of a Participant’s Retirement, voluntary termination, voluntary resignation or termination of employment as a result of a Disability, the date on which such Participant ceases to be an employee of the Company or a Subsidiary; and

(ii)	in the event of termination of the Participant’s employment by the Company or a Subsidiary, the date on which such Participant is advised by the Company or a Subsidiary, in writing or verbally, that his or her services are no longer required;

(xx)	“Termination for Cause” has the meaning ascribed thereto in Section Section 8;

(yy)	“Trading Day” means any day on which the Exchange is open for trading; and

(zz)	“Vesting Date” means in respect of any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement.

(aaa)	“U.S. Participant” means any Participant who, at any time during the period from the date an Award is granted to the date such award is exercised, redeemed, or otherwise paid to the Participant, is subject to income taxation in the United States on the income received for services provided to the Company or a Subsidiary and who is not otherwise exempt from United States income taxation under the relevant provisions of the U.S. Tax Code, as amended, or the Canada-U.S. Income Tax Convention, as amended; and

(bbb)	“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

SECTION 3

ADMINISTRATION

3.1	Board to Administer Plan

Except as otherwise provided herein, this Plan shall be administered by the Board of the Company (and, for clarity, not by the Board of any subsidiary of the Company) and the Board of the Company shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board of the Company may deem necessary in order to comply with the requirements of this Plan.

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3.2	Delegation to Committee

All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by such committee as the Board may determine.

3.3	Interpretation

All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company.

3.4	No Liability

No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

SECTION 4

SHARES AVAILABLE FOR AWARDS

4.1	Limitations on Shares Available for Issuance

(a)	The aggregate number of Shares issuable under this Plan (and all of the Company’s other Security-Based Compensation Arrangements) in respect of Options shall not exceed 10% of the Company’s then total issued and outstanding Shares calculated as at the date of any grant and in accordance with the Policies of the Exchange.

(b)	The aggregate number of Shares issuable under this Plan (and all of the Company’s other Security-Based Compensation Arrangements) in respect of Performance-Based Awards shall not exceed 5,455,121.

(c)	Notwithstanding anything to the contrary, the maximum number of Shares issuable pursuant to ISOs under this Plan shall be the lesser of the 10%, as set out in 4.1(a), subject to adjustment pursuant to Section 4.3.

(d)	So long as it may be required by the rules and policies of the Exchange:

(i)	unless the Company has obtained disinterested shareholder approval, the maximum aggregate number of Shares issuable to any Participant under this Plan, within any 12 month period, together with Shares reserved for issuance to such Participant (and to Companies wholly-owned by that Participant) under all of the Company’s other Security-Based Compensation Arrangements, shall not exceed five (5%) percent of the issued and outstanding Shares (calculated as at the date of any grant);

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(ii)	unless the Company has obtained disinterested shareholder approval, the maximum aggregate number of Shares issuable to Insiders under this Plan, within any 12 month period, together with Shares reserved for issuance to Insiders under all of the Company’s other Security-Based Compensation Arrangements, shall not exceed ten (10%) percent of the issued and outstanding Shares (calculated as at the date of any grant);

(iii)	unless the Company has obtained disinterested shareholder approval, the maximum aggregate number of Shares issuable to Insiders under this Plan, at any point in time, together with Shares reserved for issuance to Insiders under all of the Company’s other Security-Based Compensation Arrangements, shall not exceed ten (10%) percent of the issued and outstanding Shares; and

(iv)	the maximum aggregate number of Shares issuable to any one Consultant, within any 12 month period, together with all other Security-Based Compensation issuable to such Consultant under this Plan, shall not exceed two (2%) percent of the issued and outstanding Shares (calculated as at the date of any grant); and

(v)	the maximum aggregate number of Shares issuable pursuant to grants of Options to all Investor Relation Service Providers performing Investor Relations Activities, within any 12 month period, shall not in aggregate exceed two (2%) percent of the issued and outstanding Shares (calculated as at the date of any grant). For the avoidance of doubt, Persons performing Investor Relations Activities are only eligible to receive Options under this Plan; they are not eligible to receive any Performance-Based Award or other type of securities based compensation under this Plan.

4.2	Accounting for Awards

For purposes of this Section 4:

(a)	if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under this Plan; and

(b)	notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, shall be available again for granting Awards under this Plan.

4.3	Anti-Dilution

If the number of outstanding Shares is increased or decreased as a result of a stock split, consolidation or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of stock dividend, the Board may, subject to the prior acceptance of the Exchange in the case of a recapitalization, make appropriate adjustments to the number and price (or other basis upon which an Award is measured) of Options, RSUs, PSUs or DSUs credited to a Participant. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

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SECTION 5

AWARDS

5.1	Options

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Options to Eligible Persons. Options granted to an Eligible Person shall be credited, as of the Grant Date, to the Participant’s Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each Option shall, contingent upon the lapse of any restrictions, represent one (1) Share. The number of Options granted pursuant to an Award shall be specified in the applicable Award Agreement.

(b)	Exercise Price - The exercise price of an Option granted under this Plan shall not be less than the Discounted Market Price, provided that if an Option is proposed to be granted by the Company which has just been recalled for trading following a suspension or halt, the Company must wait at least ten Trading Days since the day on which trading in the Company’s securities resumes before setting the exercise price for and granting the Option.

(c)	Expiry Date - Each Option shall, unless sooner terminated, expire on a date to be determined by the Board which will not exceed 10 years from the Grant Date.

(d)	Different Exercise Periods, Prices and Number - The Board may, in its absolute discretion, upon granting Options under this Plan, specify different time periods following the dates of granting the Options during which the Participant may exercise their Options to purchase Shares and may designate different exercise prices and numbers of Shares in respect of which each Participant may exercise his option during each respective time period.

(e)	Vesting - Subject to the discretion of the Board, the Options granted to a Participant under this Plan shall vest as determined by the Board on the Grant Date of such Options. If the Board does not specify a vesting schedule at the Grant Date, then Options granted to persons other than those conducting Investor Relations Activities shall vest fully on the Grant Date, and in any event in accordance with the policies of the Exchange. Options issued to Persons conducting Investor Relations Activities must vest (and shall not otherwise be exercisable) in stages over a minimum of 12 months such that:

(i)	no more than 1/4 of the Options vest no sooner than three months after the Grant Date;

(ii)	no more than another 1/4 of the Options vest no sooner than six months after the Grant Date;

(iii)	no more than another 1/4 of the Options vest no sooner than nine months after the Grant Date; and

(iv)	the remainder of the Options vest no sooner than 12 months after the Grant Date.

(f)	Change of Control – If the Award Agreement so provides, in the event of a Change of Control, all Options granted to a Participant who ceases to be an Eligible Person shall become fully vested in such Participant and shall become exercisable by the Participant in accordance with the terms of the Award Agreement and Section 5.1(l) hereof. If the Participant provides Investor Relations Activities, no acceleration of the vesting of any Options shall be permitted without prior Exchange review and acceptance.

(g)	Death - Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any Options granted to such Participant which, prior to the Participant’s death, have not vested, will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect; and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any Options granted to such Participant which, prior to the Participant’s death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant’s estate in accordance with Section 5.1(l) hereof, provided the period in which they can make such claim must not exceed one year from the Participant’s death.

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(h)	Termination of Participant’s Relationship with the Company

(i)	Where a Participant’s relationship with the Company is terminated by the Company or a Subsidiary for cause, all Options granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(ii)	Where a Participant’s relationship with the Company terminates by reason of termination by the Company or a Subsidiary without cause, by voluntary termination, voluntary resignation or due to Retirement by the Participant, such that the Participant no longer qualifies as an Eligible Person, all Options granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date; provided, however, that any Options granted to such Participant which, prior to the Participant’s termination without cause, voluntary termination, voluntary resignation or Retirement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.1(l) hereof and shall be exercisable by such Participant for a period of 90 days following the date the Participant ceased to be an Eligible Person, or such longer period as may be provided for in the Award Agreement or as may be determined by the Board provided such period does not exceed 12 months after the Termination Date.

(iii)	Upon termination of a Participant’s relationship with the Company or a Subsidiary such that the Participant no longer qualifies as an Eligible Person, the Participant’s eligibility to receive further grants of Awards of Options under this Plan shall cease as of the Termination Date.

(i)	Disability - Where a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options; provided, however, that no Options may be redeemed during a leave of absence. Where a Participant’s relationship is terminated due to Disability such that the Participant ceases to be an Eligible Person, all Options granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date; provided, however, that any Options granted to such Participant which, prior to the termination of the Participant’s relationship with the Company due to Disability, had vested pursuant to terms of the applicable Award Agreement, will accrue to the Participant in accordance with Section 5.1(l) hereof and shall be exercisable by such Participant for a period of 90 days following the date the Termination Date, or such longer period as may be provided for in the Award Agreement or as may be determined by the Board, not exceeding 12 months.

(j)	Hold Period - In addition to any resale restrictions under applicable legislation or regulation, all Options granted hereunder and all Shares issued on the exercise of such Options will, if applicable under the policies of the Exchange, be subject to a four month TSX Venture Exchange hold period from the date the options are granted, and the stock option agreements and the certificates representing such Shares will bear the following legend:

“Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert date].”

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(k)	Notice - Options shall be exercised only in accordance with the terms and conditions of the Award Agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company at its principal place of business.

(l)	Payment of Award - Subject to any vesting or other limitations described in each individual Award Agreement, Options may be exercised in whole or in part at any time prior to their lapse or termination, by the Participant, or if Section 5.1(g) applies, by the Participant’s estate within one year of the death of the Participant, into such number of Shares equal to the number of Options credited to the Participant’s Account that become exercisable on the Vesting Date. The exercise price of all Options must be paid in cash. Shares purchased by a Participant on exercise of an Option shall be paid for in full at the time of their purchase (i.e. concurrently with the giving of the requisite notice).

(m)	Cashless Exercise Right - Subject to the rules and policies of the Exchange, the Board may, in its discretion and at any time, determine to grant a Participant the alternative, when entitled to exercise an Option, to deal with such Option on a “cashless exercise” basis, on such terms as the Board may determine in its discretion (the “Cashless Exercise Right”). Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, grants a Participant the right to engage a broker to sell such number of Shares as is necessary to raise an amount equal to the aggregate exercise price for all Options being exercised by that Participant and any applicable tax withholdings. Pursuant to the Award Agreement, the Participant may authorize the broker to sell shares on the open market and forward the proceeds to the Company to satisfy the exercise price and any applicable tax withholdings, promptly following which the Company shall issue the Shares underlying the number of Options as provided for in the Award Agreement. In the event the Company permits a Participant to exercise a Cashless Exercise Right, the Company shall make an election pursuant to subsection 110(1.1) of the Income Tax Act (Canada).

(n)	ISOs. ISOs are available only for Participants who are employees of the Company, or a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424(e) and (f) of the U.S. Tax Code), on the date the Option is granted, and, not withstanding this Section 5.1(n), may only be granted in accordance with applicable Securities Laws and regulations and policies of the Exchange. In addition, a Participant who holds an ISO must continue as an employee, except that upon termination of employment the Option will continue to be treated as an ISO for up to three months, after which the Option will no longer qualify as an ISO, except as provided in this Section 5.1(n). A Participant’s employment will be deemed to continue during period of sick leave, military leave or other bona fide leave of absence, provided the leave of absence does not exceed three months, or the Participant’s return to employment is guaranteed by statute or contract. If a termination of employment is due to permanent disability, an Option may continue its ISO status for up to one year, and if the termination is due to death, the ISO status may continue for the balance of the Option’s term. Nothing in this Section 5.1(n) will be deemed to extend the original expiry date of an Option. A Participant who owns, or is deemed to own, pursuant to Section 424(e) of the U.S. Tax Code, Shares accounting for more than ten percent (10%) of the total combined voting power of all classes of stock of the Company may not be granted an ISO unless (i) the Option Price is at least one hundred and ten percent (110%) of the Market Value of the Shares, as of the date of the grant, and (ii) the Option is not exercisable after the expiration of five (5) years from the date of grant. To the extent the aggregate Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any affiliates) exceeds One Hundred Thousand United States Dollars (US$100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Options other than ISOs, notwithstanding any contrary provision in the applicable Award Agreement.

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5.2	Restricted Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Restricted Share Units to Eligible Persons that do not perform Investor Relations Activities. Restricted Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Restricted Share Units to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each Restricted Share Unit shall, contingent upon the lapse of any restrictions, represent one (1) Share. The number of Restricted Share Units granted pursuant to an Award and the Restriction Period in respect of such Restricted Share Units shall be specified in the applicable Award Agreement.

(b)	Restrictions - Restricted Share Units shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

(c)	Vesting - All Restricted Share Units will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement. No Restricted Share Units may vest before the date that is one year following the date of the Award.

(d)	Deferment- Subject to the terms and conditions of the applicable Award Agreement, if a Participant wishes to defer settling an Award of Restricted Share Units, the Participant must provide written notice (“RSU Deferral Notice”) to the Company within three business days of the Vesting Date (the “RSU Deferral Period”).

(e)	Change of Control – If the Award Agreement so provides, in the event of a Change of Control and the Participant ceases to be an Eligible Person, all restrictions upon any Restricted Share Units shall lapse immediately and all such Restricted Share Units shall become fully vested in the Participant and will accrue to the Participant in accordance with Section 5.2(i) hereof.

(f)	Death - Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any Restricted Share Units granted to such Participant which, prior to the Participant’s death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any Restricted Share Units granted to such Participant which, prior to the Participant’s death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant’s estate in accordance with Section 5.2(i) hereof, provided such period does not exceed 12 months from the date of the Participant’s death.

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(g)	Termination of a Participant’s Relationship with the Company

(i)	Where a Participant’s relationship with the Company is terminated by the Company or a Subsidiary for cause, all Restricted Share Units granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(ii)	Where a Participant’s relationship with the Company terminates by reason of termination by the Company or a Subsidiary without cause, by voluntary termination, voluntary resignation or due to Retirement by the Participant, all Restricted Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date and the Participant shall have no right, title or interest therein whatsoever; provided, however, that any Restricted Share Units granted to such Participant which, prior to the Participant’s termination without cause, voluntary termination, voluntary resignation or Retirement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.2(i) hereof, provided such period does not exceed 12 months from the date the Participant ceases to be an Eligible Person.

(iii)	Upon termination of a Participant’s relationship with the Company or a Subsidiary such that the Participant no longer qualifies as an Eligible Person, the Participant’s eligibility to receive further grants of Awards of Restricted Share Units under this Plan shall cease as of the Termination Date.

(h)	Disability - Where a Participant becomes afflicted by a Disability, all Restricted Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Restricted Share Units; provided, however, that no Restricted Share Units may be redeemed during a leave of absence. Where a Participant’s relationship is terminated due to Disability such that the Participant ceases to be an Eligible Person, all Restricted Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date and the Participant shall have no right, title or interest therein whatsoever; provided, however, that any Restricted Share Units granted to such Participant which, prior to the Participant’s termination due to Disability, had vested pursuant to terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.2(i) hereof, provided such period does not exceed 12 months from the date the Participant ceases to be an Eligible Person.

(i)	Payment of Award - Unless the Company has received an RSU Deferral Notice from the Participant, as soon as practicable after each RSU Deferral Period of an Award of Restricted Share Units, the Company shall, at the sole discretion of the Board, either:

(i)	issue to the Participant, or if Section 5.2(f) applies, to the Participant’s estate, from treasury the number of Shares equal to the number of Restricted Share Units credited to the Participant’s Account that have vested and become payable on the next Trading Day after the RSU Deferral Period; or

(ii)	make a cash payment in an amount equal to the Market Unit Price on the next Trading Day after the RSU Deferral Period of the Restricted Share Units credited to a Participant’s Account that have vested and become payable, net of applicable withholdings.

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As of the end of the RSU Deferral Period the Restricted Share Units in respect of which such Shares are issued or cash payment made shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Restricted Share Units.

5.3	Performance Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Performance Share Units to Eligible Persons that do not perform Investor Relations Activities. Performance Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Performance Share Units to be credited to each Participant shall be determined by the Board, in its sole discretion, in accordance with this Plan. Each Performance Share Unit shall, contingent upon the attainment of the Performance Criteria within the Performance Cycle, represent one (1) Share. The number of Performance Share Units granted pursuant to an Award, the Performance Criteria which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle in respect of such Performance Share Units shall be specified in the applicable Award Agreement. No Performance Share Units may vest before the date that is one year following the date of the Award.

(b)	Performance Criteria - The Board will select, settle and determine the Performance Criteria (including without limitation the attainment thereof), for purposes of the vesting of the Performance Share Units, in its sole discretion. An Award Agreement may provide the Board with the right, during a Performance Cycle or after it has ended, to revise the Performance Criteria and the Award amounts if unforeseen events (including, without limitation, changes in capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the sole judgment of the Board make the application of the Performance Criteria unfair unless a revision is made. Notices will be provided by the Company to applicable regulatory authorities or stock exchanges as may be required with respect to the foregoing.

(c)	Vesting - All Performance Share Units will vest and become payable to the extent that the Performance Criteria set forth in the Award Agreement are satisfied in the Performance Cycle, the determination of which satisfaction shall be made by the Board on the Determination Date. No Performance Share Units may vest before the date that is one year following the date of the Award.

(d)	Deferment - Subject to the terms and conditions of the applicable Award Agreement, if a Participant wishes to defer settling an Award of Restricted Share Units, the Participant must provide written notice (“PSU Deferral Notice”) to the Company within three business days of the Determination Date (the “PSU Deferral Period”).

(e)	Change of Control – If the Award Agreement so provides, in the event of a Change of Control and the Participant ceases to be an Eligible Person, all Performance Share Units granted to a Participant shall become fully vested in such Participant (without regard to the attainment of any Performance Criteria) and shall become payable to the Participant in accordance with Section 5.3(i) hereof.

(f)	Death - Other than as may be set forth in the applicable Award Agreement and below, upon the death of a Participant, all Performance Share Units granted to the Participant which, prior to the Participant’s death, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever; provided, however, the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.3(i) hereof.

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(g)	Termination of a Participant’s Relationship with the Company

(i)	Where a Participant’s relationship with the Company is terminated by the Company or a Subsidiary for cause, all Performance Share Units granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(ii)	Where a Participant’s relationship with the Company terminates by reason of termination by the Company or a Subsidiary without cause, by voluntary termination, voluntary resignation or due to Retirement by the Participant, all Performance Share Units granted to the Participant which have not vested will, unless the Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date, and the Participant shall have no right, title or interest therein whatsoever; provided, however, the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.3(i) hereof and, for greater certainty, must expire within a reasonable prior, not exceeding 12 months, following the date the Participant ceases to be an Eligible Person.

(iii)	Upon termination of a Participant’s relationship with the Company or a Subsidiary such that the Participant no longer qualifies as an Eligible Person, the Participant’s eligibility to receive further grants of Awards of Performance Share Units under this Plan shall cease as of the Termination Date.

(h)	Disability - Where a Participant becomes afflicted by a Disability, all Performance Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Performance Share Units; provided, however, that no Performance Share Units may be redeemed during a leave of absence. Where a Participant’s relationship is terminated due to Disability such that the Participant ceases to be an Eligible Person, all Performance Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date, and the Participant shall have no right, title or interest therein whatsoever; provided, however, that the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.3(i) hereof.

(i)	Payment of Award – Unless the Company has received a PSU Deferral Notice from the Participant, payment to Participants in respect of vested Performance Share Units shall be made after the Determination Date and PSU Deferral Period for the applicable Award and in any case within ninety-five (95) days after the last day of the Performance Cycle to which such Award relates. The Company shall, at the sole discretion of the Board, either:

(i)	issue to the Participant or if Section 5.3(f) applies, to the Participant’s estate, the number of Shares equal to the number of Performance Share Units credited to the Participant’s Account that have vested on the Determination Date; or

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(ii)	make a cash payment in an amount equal to the Market Unit Price on the next Trading Day after the PSU Deferral Period of the Performance Share Units credited to a Participant’s Account that have vested, net of applicable withholdings.

As of the end of the PSU Deferral Period, the Performance Share Units in respect of which such Shares are issued or cash payment made shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Performance Share Units.

5.4	Deferred Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Deferred Share Units to Directors that do not perform Investor Relations Activities in lieu of Fees or to other Eligible Persons that do not perform Investor Relations Activities as compensation for employment or consulting services. Deferred Share Units granted to a Participant in accordance with Section 5.4 hereof shall be credited, as of the Grant Date, to the Participant’s Account. The number of Deferred Share Units to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. The number of Deferred Share Units shall be specified in the applicable Award Agreement.

(b)	Election - Each Director may elect to receive any or all of his or her Fees in Deferred Share Units under this Plan. Elections by Directors regarding the amount of their Fees that they wish to receive in Deferred Share Units shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Director during a calendar year and wishes to receive an amount of his or her Fees for the remainder of that year in Deferred Share Units must make his or her election within 60 days of becoming a Director.

(c)	Calculation of Deferred Share Units Granted in Lieu of Fees - The number of Deferred Share Units to be credited to a Participant’s Account where the Participant is a Director who has elected to receive Deferred Share Units in lieu of Fees shall be calculated by dividing the amount of Fees selected by a Director in the applicable Election Form by the Market Unit Price on the Grant Date (or such other price as required under Exchange policies) which shall be the 10th business day following each financial quarter end. If, as a result of the foregoing calculation, a Participant that is a Director shall become entitled to a fractional Deferred Share Unit, the Participant shall only be credited with a full number of Deferred Share Units (rounded down) and no payment or other adjustment will be made with respect to the fractional Deferred Share Unit.

(d)	Vesting - No Deferred Share Units may vest before the date that is one year following the date of the Award.

(e)	Payment of Award - Each Participant shall be entitled to receive, after the effective date that the Participant ceases to be an Eligible Person for any reason, other than for Termination for Cause, as defined herein, on a day designated by the Participant and communicated to the Company by the Participant in writing at least 15 days prior to the designated day (or such earlier date after the Participant ceases to be an Eligible Person as the Participant and the Company may agree, which date shall be no later than one year after the date upon which the Participant ceases to be an Eligible Person) and if no such notice is given, then on the first anniversary of the effective date that the Participant ceases to be an Eligible Person, at the sole discretion of the Board, either:

(i)	that number of Shares equal to the number of vested Deferred Share Units credited to the Participant’s Account, such Shares to be issued from treasury of the Company (provided that such issuance will not result in the number specified in Section 4.1(b) being exceeded); or

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(ii)	a cash payment in an amount equal to the Market Unit Price on the next Trading Day after the Participant ceases to be an Eligible Person of the vested Deferred Share Units credited to a Participant’s Account, net of applicable withholdings.

(f)	Exception - In the event that the value of a Deferred Share Unit would be determined with reference to a period commencing at a fiscal quarter-end of the Company and ending prior to the public disclosure of interim financial statements for the quarter (or annual financial statements in the case of the fourth quarter), the cash payment of the value of the Deferred Share Units will be made to the Participant with reference to the five (5) Trading Days immediately following the public disclosure of the interim financial statements for that quarter (or annual financial statements in the case of the fourth quarter).

(g)	Death - Upon death of a Participant holding Deferred Share Units that have vested, the Participant’s estate shall be entitled to receive, within 120 days after the Participant’s death and at the sole discretion of the Board, a cash payment or Shares that would have otherwise been payable in accordance with Section 5.4(e) hereof to the Participant upon such Participant ceasing to be an Eligible Person, provided the period in which the Participant’s estate can make such claim must not exceed one year from the Participant’s death.

(h)	Termination for Cause - Upon a Participant ceasing to be an Eligible Person by reason of Termination for Cause, the Participant’s participation in this Plan shall be terminated immediately, all Deferred Share Units credited to such Participant’s Account that have not vested shall be forfeited and cancelled, and the Participant’s rights to Shares or cash equivalent or a combination thereof that relate to such Participant’s unvested Deferred Share Units shall be forfeited and cancelled on the Termination Date. The Participant shall not receive any payment in lieu of cancelled Deferred Share Units that have not vested. “Termination for Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Company’s codes of conduct and any other reason determined by the Company to be cause for termination. For the purposes of this Plan, the determination by the Company that the Participant was Terminated for Cause shall be binding on the Participant.

5.5	General Terms Applicable to Awards

(a)	Forfeiture Events - The Board will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of a relationship for cause, violation of material Company policies, fraud, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

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(b)	Awards May be Granted Separately or Together - Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other Security-Based Compensation Arrangement of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other Security-Based Compensation Arrangement of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Non-Transferability of Awards - No Award and no right under any such Award shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution and only then if permitted by the Policies of the Exchange. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

(d)	Conditions and Restrictions Upon Securities Subject to Awards - The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation:

(i)	restrictions under an insider trading policy or pursuant to applicable law;

(ii)	restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Security-Based Compensation Arrangements; and

(iii)	restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(e)	Blackout Periods – In the event that the date provided for expiration, redemption or settlement of an Award falls within a Blackout Period imposed by the Company pursuant to a trading policy as the result of the bona fide existence of undisclosed Material Information, the expiry date, redemption date or settlement date, as applicable, of the Award shall automatically be extended to the date that is ten (10) business days following the date of expiry of the Blackout Period. Notwithstanding the foregoing, there will be no extension of any Award if the Company (or the Participant) is subject to a cease trade order (or similar order under applicable law). Notwithstanding anything to the contrary herein contained, in no event, including as a result of the any Blackout Period, shall the expiration of any Option issued to a U.S. Participant be extended beyond the original Expiry Date if the Option has an exercise price that is less than the Market Price on the date of the proposed extension.

(f)	Share Certificates - All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	Conformity to Plan - In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted to become, in all respects, in conformity with this Plan.

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(h)	Deductions - Whenever cash is to be paid in respect of Deferred Share Units, Restricted Share Units or Performance Share Units, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered in respect of Deferred Share Units, Restricted Share Units or Performance Share Units, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by, all in accordance with the Policies of the Exchange, delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

(i)	Cancellation, Termination, Surrender or Forfeiture - Shares that were the subject of any Awards made under this Plan that has been settled in cash, or that have been cancelled, terminated, surrendered, forfeited or have expired without being exercised, and pursuant to which no securities have been issued, may continue to be issuable under this Plan.

5.6	General Terms Applicable to Performance-Based Awards

(a)	Performance Evaluation; Adjustment of Goals - At the time that a Performance-Based Award is first issued, the Board, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Cycle or Restriction Period, as the case may be:

(i)	judgments entered or settlements reached in litigation;

(ii)	the write-down of assets;

(iii)	the impact of any reorganization or restructuring;

(iv)	the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(v)	extraordinary non-recurring items as may be described in the Company’s management’s discussion and analysis of financial condition and results of operations for the applicable financial year;

(vi)	the impact of any mergers, acquisitions, spin-offs or other divestitures; and

(vii)	foreign exchange gains and losses.

(b)	Adjustment of Performance-Based Awards - The Board shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria or restrictions, as the case may be, as may be set out in the applicable Award Agreement governing the relevant Performance-Based Award. Notwithstanding any provision herein to the contrary, the Board may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Board shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

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SECTION 6

AMENDMENT AND TERMINATION

6.1	Amendments and Termination of this Plan

The Board may at any time or from time to time, in its sole and absolute discretion and without the approval of shareholders of the Company, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to:

(a)	any required disinterested shareholder approval to (i) reduce the exercise price of an Award issued to an Insider or (ii) to extend the term of an Option granted to an Insider, in either event in accordance with the policies of the Exchange while the Shares are listed on the Exchange;

(b)	any required approval of any applicable regulatory authority or the Exchange; and

(c)	any approval of shareholders of the Company as required by the rules of the Exchange or applicable law, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to (except that the Exchange may require approval of the shareholders of the Company for amendments pursuant to Sections 6.1(c)(iii) to (vii)):

(i)	amendments of a “housekeeping nature”;

(ii)	amendments for the purpose of curing any ambiguity, error or omission in this Plan or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan; and

(iii)	amendments which are necessary to comply with applicable law or the requirements of the Exchange.

If this Plan is terminated, prior Awards shall remain outstanding and in effect in accordance with their applicable terms and conditions.

Notwithstanding the foregoing, any amendment of this Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision, and any amendment having bearing on the terms of any ISO shall meet the requirements of Section 7.4422 of the U.S. Tax Code.

6.2	Amendments to Awards

The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either:

(a)	is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of Policy of the Exchange or any accounting standard; or

(b)	is not reasonably likely to significantly diminish the benefits provided under such Award.

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SECTION 7

GENERAL PROVISIONS

7.1	No Rights to Awards

No Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award. There is no obligation for uniformity of treatment of Eligible Persons or Participants or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each Participant. The Company and each Eligible Person qualifying for an Award are and shall be responsible for ensuring and confirming that each recipient of an Award is a bona fide Eligible Person that qualifies to receive the applicable Award.

7.2	Withholding

The Company shall be authorized to withhold any payment due under any Award or under this Plan until the Participant has paid or made arrangements for the payment of the amount of any withholding taxes due in respect of an Award, its exercise, or any payment under such Award or under this Plan.

7.3	No Limit on Other Security-Based Compensation Arrangements

Nothing contained in this Plan shall prevent the Company or a Subsidiary from adopting or continuing in effect other Security-Based Compensation Arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4	No Right to Employment

The grant of an Award shall neither constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company, or to any other relationship with the Company. Further, the Company may at any time dismiss a Participant, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in an applicable Award Agreement.

7.5	No Right as Shareholder

Neither the Participant nor any representatives of a Participant’s estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant’s Options, RSUs, PSUs and/or DSUs until the date of issuance of a share certificate to such Participant or representatives of a Participant’s estate for such Shares.

7.6	Governing Law

This Plan and all of the rights and obligations arising hereunder shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.7	Severability

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

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7.8	No Trust or Fund Created

Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.9	No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.10	Headings

Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.11	No Representation or Warranty

The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.12	No Representations or Covenant with Respect to Tax Qualification

Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.13	Conflict with Award Agreement

In the event of any inconsistency or conflict between the Policies of the Exchange, this Plan and an Award Agreement, the Policies of the Exchange shall govern for all purposes. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.14	Compliance with Laws

The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, as well as the Policies of the Exchange as in effect from time-to-time, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

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In addition to any resale restrictions under securities laws, and any other circumstance for which the Exchange hold period may apply, where Awards are granted to insiders or promoters of the Company or where the exercise price includes a discount as permitted by the Exchange, the Award and any Shares issued on the exercise of such Award must be legended with a four (4) month Exchange hold period commencing on the date of grant.

No Awards shall be granted in the United States and no Shares shall be issued in the United States pursuant to any such Awards unless such Shares are registered under applicable U.S. securities laws and any applicable state securities laws or an exemption from such registration is available. Any Awards granted in the United States, and any Shares issued pursuant thereto, will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act).

Any certificate or instrument representing Awards granted in the United States or Shares issued in the United States pursuant to such Awards pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear substantially the following legend restricting transfer under applicable United States federal and state securities laws:

THE SECURITIES REPRESENTED HEREBY [and for Awards, the following will be added: AND THE SECURITIES ISSUABLE PURSUANT HERETO] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of this Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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7.15	U.S. Tax Compliance

(a) DSU Awards granted to U.S. Participants are intended to comply with, and Option, PSU, and RSU Awards granted to U.S. Participants are intended to be exempt from, all aspects of Section 409A of the U.S. Tax Code and related regulations (“Section 409A”). Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed by Section 409A, shall be borne by the U.S. Participant.

(b) For purposes of interpreting and applying the provisions of any DSU or other Award to subject to Section 409A, the term “termination of employment” or similar phrase will be interpreted to mean a Separation from Service as defined under Section 409A, provided, however, that with respect to an Award subject to the Tax Act, if the Tax Act requires a complete termination of the employment relationship to receive the intended tax treatment, then “termination of employment” will be interpreted to only include a complete termination of the employment relationship.

(c) If payment under any DSU or other Award subject to Section 409A is in connection with the U.S. Participant’s Separation from Service, and at the time of the Separation from Service the Participant is subject to the U.S. Tax Code and is considered a “specified employee” (within the meaning of Section 409A), then any payment that would otherwise be payable during the six-month period following the separation from service will be delayed until after the expiration of the six-month period, to the extent necessary to avoid taxes and penalties under Section 409A, provided that any amounts that would have been paid during the six-month period may be paid in a single lump sum on the first day of the seventh month following the separation from service.

(d) Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the U.S. Tax Code. If any provision of the Plan contravenes Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Section 409A, the Board may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to: (i) comply with, or avoid being subject to, Section 409A, or to avoid incurring taxes, interest and penalties under Section 409A; and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Company or contravening Section 409A. However, the Company shall have no obligation to modify the Plan or any PSU, RSU or DSU and does not guarantee that they will not be subject to taxes, interest and penalties under Section 409A. Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Subsidiary of the Company shall have any obligation to indemnify or otherwise hold such U.S. Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

SECTION 8

EFFECTIVE DATE OF THIS PLAN

8.1	Effective Date

This Plan shall become effective upon the date (the “Effective Date”) of approval by the Board.

9.1	Term

SECTION 9

TERM OF THIS PLAN

This Plan shall terminate automatically 10 years after the Effective Date and may be terminated on any earlier date as provided in Section 6 hereof.

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